Exhibit 99.1

News Release

One Centerpointe Drive, Ste. 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: May 1, 2017, 4:30 p.m. EDT	Contact:	Jack Isselmann, Public Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Completes Investment to take Majority Interest in Brazilian Railcar Manufacturer Greenbrier-Maxion

~ Increases ownership in Amsted-Maxion Equipamentos E Serviços Ferroviários S.A. (“Greenbrier-Maxion”) from 19.5% to 60% ~

~ Increases ownership in castings and component maker Amsted-Maxion Fundição E Equipamentos Ferroviários S.A. (“Amsted-Maxion Cruzeiro”) from 19.5% to 24.5% ~

~ Strategically positions Greenbrier to access growing Latin American markets ~

Lake Oswego, Oregon, May 1, 2017 – The Greenbrier Companies, Inc. (NYSE:GBX) today announced the successful completion of its previously announced investment in Amsted-Maxion Equipamentos E Serviços Ferroviários S.A. (“Greenbrier-Maxion”). The transaction was finalized on April 28, 2017, increasing Greenbrier’s direct ownership position in Greenbrier-Maxion from 19.5% to 60%.

Located in Hortolândia near São Paolo, Brazil, Greenbrier-Maxion is the leading South American railcar manufacturer with over 70% share of new railcar production in Brazil. Greenbrier-Maxion also offers a range of aftermarket services. These include railcar overhaul and refurbishment to address an aging railcar fleet, with more than 60% of the fleet at 30 years of age or older.

Greenbrier has also completed transactions increasing its ownership stake in Amsted-Maxion Cruzeiro from 19.5% to 24.5%. Amsted-Maxion Cruzeiro manufactures various castings and components for railcars and other heavy industrial equipment. With a 40% ownership position in Greenbrier-Maxion, Amsted-Maxion Cruzeiro is well-integrated with the operations of the railcar builder. Greenbrier’s increased ownership position in Amsted-Maxion Cruzeiro also provides the Company an additional approximately 10% indirect ownership interest in Greenbrier-Maxion. Amsted-Maxion Cruzeiro draws on the experience of Chicago-based Amsted Rail, the global leader in railcar bogie and component systems. It also benefits from its affiliation with Iochpe-Maxion, S.A., a prominent, publicly-held, Brazilian-based global auto parts supplier, providing access to customer and supplier relationships.

“We are pleased to grow our presence in the emerging Latin American rail market with an increased stake in Greenbrier-Maxion and Amsted-Maxion Cruzeiro as we extend our partnership with Amsted Rail and Iochpe-Maxion,” said William A. Furman, Chairman and CEO of Greenbrier. “Greenbrier-Maxion, with strong leadership and access to innovations from its U.S. investors, Greenbrier and Amsted, is well-positioned to provide leading railcar manufacturing, design and aftermarket services to Brazil, other Latin American markets, and beyond.”

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Greenbrier Completes Investment in Brazil … (Cont.)	Page 2

Through its majority ownership in Greenbrier-Maxion, Greenbrier is now the largest freight railcar builder in South America. Greenbrier is the second largest freight railcar builder in North America. Upon the closing of its Greenbrier-Astra Rail transaction, expected soon, Greenbrier will be the largest freight railcar builder in Europe. Combined, this global footprint places Greenbrier among the largest freight railcar builders in the world. Greenbrier’s worldwide reach allows it to access railcar markets throughout North America, Latin America and Europe, as it also addresses customers in the nations of the Gulf Cooperation Council, Africa, and Eurasia.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America and Europe. We also build and market marine barges in North America. We manufacture freight railcars and rail castings in Brazil through a joint venture in which we hold majority ownership. Through our European manufacturing operations, we are delivering U.S.-designed tank cars to Saudi Arabia. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination to be completed during 2017. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a supplier of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 8,000 railcars and performs management services for over 266,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed

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in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2017, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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